PROMISSORY NOTE

US$900,000

September29, 2004

WHEREAS a Stock Purchase Agreement dated September 29, 2004 has been entered into by the undersigned with The Burns Trust (the "Holder"), The Navaratnam Trust and Creative Vistas, Inc. pursuant to which the undersigned has agreed to make certain payments to the Holder by way of promissory note as set out in said agreement;

FOR VALUE RECEIVED the undersigned hereby acknowledges itself indebted and promise to pay, on demand, to or to the order of the Holder at such place in Toronto, Ontario as the Holder may direct in writing, the sum of Nine-hundred Thousand US Dollars (US$900,000) (the "Principal"), in lawful money of Canada, without interest.

The undersigned hereby waives notice of default, presentment for payment, notice of dishonour, protest and notice of protest.

This promissory note shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

DATED the 29th day of September, 2004.

SIGNED, SEALED AND DELIVERED in the presence of

A.C. TECHNICAL ACQUISITION CORP.

Per: [signature]
Authorized Signing Officer

PROMISSORY NOTE

US$750,000 September 29, 2004

WHEREAS a Stock Purchase Agreement dated September 29, 2004 has been entered into by the undersigned with The Burns Trust (the "Holder"), The Navaratnam Trust and Creative Vistas, Inc. pursuant to which the undersigned has agreed to make certain payments to the Holder by way of promissory note as set out in said agreement;

FOR VALUE RECEIVED, the undersigned (the "Maker"), hereby promises to pay to the order of the "Holder" at such place in Toronto, Ontario as the Holder may direct in writing, the principal amount of Seven Hundred and Fifty Thousand US Dollars (US$750,000), together with interest computed thereon at the rate hereinafter provided.

1. Payment and Interest. The outstanding principal amount of this Note and any accrued interest shall be payable on demand which shall not be made prior to the release by North Fork Bank of all funds held pursuant to a Restricted Account Agreement between North Fork Bank, Creative Vistas, Inc. and Laurus Master Fund, Ltd. to be dated September 30, 2004, except in the Event of Default as setout herein wherein, following any designated cure period, this note becomes immediately due and payable upon demand. The principal amount of this note shall bear interest as it accrues both before and after maturity, default or judgment, commencing on the date hereof and continuing until the date of repayment in full at the rate of three percent (3%) per annum calculated and compounded semi-annually.

2. Prepayment. This Note may be prepaid in whole or in part from time to time, without premium or penalty ("Optional Prepayment"). Upon payment in full of all amounts due and owing hereunder, this Note shall be canceled and returned to Maker.

3. Event of Default. The occurrence of any one of the following shall be an event of default under this Note (an "Event of Default"):

(a) Any principal, interest or other amount of money due under this Note is not paid in full when due, regardless of how such amount may have become due;

(b) A default in the payment of any indebtedness of the Maker or any of its subsidiaries on obligations for borrowed money in excess of Fifty Thousand US Dollars (US$50,000) and which results in the acceleration of such indebtedness by the holder thereof;

(c) Maker shall fail to perform, observe or comply with any obligation, covenant, agreement or term contained in this Note;

(d) Maker shall admit in writing its inability to pay its debts as such debts become due;

(e) if the Maker commits an act of bankruptcy within the meaning of any bankruptcy or insolvency legislation applicable to it;

(f) if any act, matter or thing is done toward, or any action or proceeding is launched, had or taken for, terminating the corporate existence of the Maker, whether by winding-up, surrender of charter or otherwise;

(g) if the Maker ceases to carry on its business or makes or proposes to make any sale of its assets in bulk or any sale of its assets out of the usual course of its business.

(h) if any receiver, administrator or manager of the property, assets or undertaking of the Maker or a substantial part thereof is appointed pursuant to the terms of any trust deed, trust indenture, debenture or similar instrument or by or under any judgment or order of any court;

(i) if any mortgage, charge, lien, security interest or other encumbrance in excess of Fifty Thousand US Dollars (US$50,000) affecting any of the material property or assets of the Maker becomes enforceable;

(j) Maker shall fail to discharge within a period of forty-five (45) days after the commencement thereof of any unstayed attachment, sequestration, forfeiture, or similar proceeding or proceedings involving an aggregate amount in excess of Fifty Thousand US Dollars (US$50,000) against any of its properties;

(k) A final judgment or judgments for the payment of money in excess of Fifty Thousand US Dollars (US$50,000) in the aggregate shall be rendered by a court or courts against the Maker and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within forty-five (45) days from the date of entry thereof and the Maker shall not, within said period of forty-five (45) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal;

(l) Maker shall commence a voluntary case or other proceedings seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking an appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any relief or to the appointment or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action authorizing the foregoing;

(m) an involuntary case or other proceeding, shall be commenced against Maker seeking liquidation, reorganization or other relief with respect to it or its debts under bankruptcy, insolvency or similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of forty-five

(45) days; or

(n) an order for relief shall be entered against Maker under the federal bankruptcy laws as now or hereinafter in effect.

4. Remedies. Upon 3 days following receipt of written notice of the occurrence of any Event of Default specified in paragraph 4 above, the entire principal amount due under this Note and all interest then accrued thereon, and any other liabilities of Maker hereunder, shall become immediately due and payable all without notice and without presentment, demand, protest, notice of protest or dishonor, notice of acceleration or any other notice of an Event of Default of any kind, all of which are hereby expressly waived by Maker. In no event shall any cure period extend the due date of this Note. If such Event of Default is not cured within 3 days of receipt of written notice of the occurrence of such Event of Default, the Holder shall have the right to declare the entire outstanding principal balance hereof and all accrued but unpaid interest on this Note at once due and payable (and upon such declaration, the same shall be at once due and payable) without presentment or demand for payment and to exercise any of its other right, power, and remedies under this Note or at law or in equity.

(a) Waivers. Except as provided for herein, the Maker does hereby waive demand, grace, presentment for payment, notice of dishonor, notice of intent to accelerate, notice of acceleration, protest, and diligence in collecting sums due hereunder and in bringing suit against any party hereto. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

5. Costs and Fees. If there is an Event of Default under this Note, or if this Note is placed in the hands of an attorney or agency for collection, regardless of whether or not suit is filed, or if this Note is collected by suit or legal process, including, but not limited to, through the probate court or bankruptcy proceedings, Maker agrees to pay all costs of enforcement and collection of this Note, including legal fees and court costs in addition to other amounts due. Additionally, Maker agrees to pay all reasonable legal fees and expenses of Holder and his affiliates incurred in connection with the enforcement of this Note.

6. Severability. If any provision of this Note is rendered or declared illegal or unenforceable by reason of any existing or subsequently enacted legislation or by decree of a court of last resort, Maker and Holder shall promptly meet and negotiate substitute provisions for those rendered or declared illegal or unenforceable, but all of the remaining provisions of this Note shall remain in full force and effect.

7. Binding Effect and Assignment. This Note shall be binding upon the Maker and its successors and shall enure to the benefit of the Holder and its successors and assigns. Any reference to the Maker shall include its successors as if specifically named .

8. Notices. Any notice hereunder shall be in writing, and if given by hand delivery, telegram, telefax, or telex, shall be deemed to have been given when sent and, if mailed, shall be

deemed to have been given three (3) days after the date when sent, if sent by registered or certified mail, postage prepaid, and addressed as follows (or such other address for which all parties listed below have been notified):

If to Maker: A.C. Technical Acquisition Corp.
2100 Forbes Street, Units 8-10
Whitby, Ontario L1N 9T3
Attn: Sayan Navaratnam

If to Holder: The Burns Trust
15 Westlake Street
Solina, Ontario
L0B 1J0

9. Governing Law. This Note shall be governed and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

10. Assignment. This Note, and all other agreements executed pursuant hereto between the parties hereto, are fully assignable by the Holder in whole or in part and shall enure to the benefit of the assignee or other legal successor to its interest herein.

IN WITNESS WHEREOF, the Maker duly executed and delivered this Note as of the 29th day of September, 2004.

MAKER:

A.C. TECHNICAL ACQUISITION CORP.

By: ____________________
Name: ____________________
Title: ____________________